UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Expressway Drive South, Brentwood, New York		11717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Agreements Governing Principal Credit Facilities

On June 28, 2011, Medical Action Industries Inc., a Delaware Corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement, dated August 27, 2010, with various lenders and JPMorgan Chase Bank, N. A. as Administrative Agent (“Credit Agreement”).

The Amendment, which is effective June 28, 2011, is being furnished as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01.

Amongst other matters, which are fully described in the exhibit, amendments have been made to the thresholds associated with the Maximum Leverage Ratio and Fixed Charge Coverage Ratio. The Credit Agreement has also been amended to effect changes to the definition of the term “Applicable Margin”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 1 to Amended and Restated Credit Agreement dated June 28, 2011 by and among Medical Action Industries Inc., various lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2 Amended and Restated Credit Agreement, dated August 27, 2010, by and among Medical Action Industries Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., HSBC Bank USA, N.A., Sovereign Bank, Wells Fargo Bank, N.A., and the other lenders party thereto (Exhibit 10.1 to the Company’s current report on Form 8-K dated August 27, 2010), incorporated by reference.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Charles L. Kelly
Charles L. Kelly
Chief Financial Officer

Dated: June 29, 2011

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